EQUINOX FUNDS TRUST

Schedule A to the Distribution Plan

Amended and Restated as of August 21, 2013

Fund/Share Class	Maximum Rule 12b-1 Fee

Equinox Abraham Strategy Fund
Class A	0.25%

Equinox Absolute Return Plus Strategy Fund
Class A	0.25%

Equinox Campbell Strategy Fund
Class A	0.25%
Class C	1.00%
Class P	0.25%

Equinox Chesapeake Strategy Fund
Class A	0.25%

Equinox Crabel Strategy Fund
Class A	0.25%

Equinox Eclipse Strategy Fund
Class A	0.25%

Equinox John Locke Strategy Fund
Class A	0.25%

Equinox QCM Strategy Fund
Class A	0.25%

Equinox Tiverton Strategy Fund
Class A	0.25%

Equinox Commodity Strategy Fund
Class A	0.25%
Class C	1.00%

Equinox EquityHedge U.S. Strategy Fund
Class A	0.25%
Class C	1.00%

Equinox QIM/WNTN Strategy Fund
Class A	0.25%
Class C	1.00%

Equinox Quest Tracker Index Fund
Class A	0.25%
Class P	0.25%